The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070


                           [CHASE LETTERHEAD]


                          ----------------------------

          Chase's 1998 First Quarter Operating EPS Rises by 16 Percent
                          ----------------------------


New York, April 21, 1998 -- The Chase Manhattan Corporation (NYSE:CMB) today reported diluted operating earnings per share of $2.35 in the first quarter of 1998 compared with $2.02 in the 1997 first quarter. Operating earnings increased to $1.053 billion from $949 million in the first quarter of 1997. Total managed revenues rose to $4.909 billion in the 1998 first quarter from $4.320 billion.

Net income was $725 million compared to $927 million in the 1997 first quarter, reflecting a previously-announced, one time charge of $320 million after tax taken in connection with initiatives to streamline support functions and realign certain business functions. It is anticipated that annual savings from these actions will amount to approximately $460 million, which will be reinvested in Chase's high-growth businesses.

First Quarter 1998 Financial Highlights

 - Operating  earnings  per share  rose 16  percent.
 - Total  managed  revenues increased 14 percent to $4.9 billion.
 - Return on common stockholders' equity rose to 20.3 percent from 19.6 percent.

"It was another strong quarter for Chase, led by growing trading, investment banking, equity-related and global services revenues, as well as solid performance across the national consumer platform," said Walter V. Shipley, chairman and chief executive officer. "These results demonstrate the fundamental strength of the Chase franchise which, combined with management's commitment to financial discipline, is creating exceptional long-term value for shareholders."


                     ----------------------------

Investor contact:   John Borden                                 212-270-7318
Press contact:      Kathleen Baum                               212-270-5089
                    John Meyers                                 212-270-7454

Shareholder Value Added

As of January 1, 1998, Chase has adopted Shareholder Value Added (SVA) as its primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e. cash operating earnings) less an explicit charge for allocated capital. The methodology for the allocation of capital to businesses has also changed. The new method has resulted in an attribution of capital to the lines of business in excess of Chase's actual amount of common equity, as compared with an under-attribution of capital using the previous method. Business unit results in this press release and in the tables that follow it have been restated to reflect the new capital allocation methodology.

------------------------------------------------ ---------------------------------- ---------------------
THE CHASE MANHATTAN CORP.                                  First Quarter               Percent Change
------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------ ---------------- ----------------- ---------------------
In millions of dollars                                      1998              1997
------------------------------------------------ ---------------- ----------------- ---------------------
    Managed Revenues                                      $4,909            $4,320                   14%
    Cash Operating Earnings                                1,091               976                   12%
    Shareholder Value Added                                  404               329                   23%
    Cash Return on Common Equity                           21.1%             20.2%
------------------------------------------------ ---------------- ----------------- ---------------------

Managed revenues rose 14 percent in the first quarter of 1998, with cash operating earnings up 12 percent from the prior-year quarter. Shareholder value added increased 23 percent to $404 million.

Line-Of-Business Results

------------------------------------------------ ---------------------------------- ---------------------
GLOBAL BANKING                                             First Quarter               Percent Change
------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------ ---------------- ----------------- ---------------------
In millions of dollars                                      1998              1997
------------------------------------------------ ---------------- ----------------- ---------------------
    Managed Revenues                                      $2,464            $2,129                   16%
    Cash Operating Earnings                                  770               654                   18%
    Shareholder Value Added                                  317               223                   42%
    Cash Return on Common Equity                           22.5%             20.4%
------------------------------------------------ ---------------- ----------------- ---------------------

Global Banking revenues rose 16 percent in the first quarter, with cash operating earnings rising 18 percent. Shareholder value added increased by 42 percent to $317 million.

     Total trading revenues were $713 million, a quarterly record, rebounding from fourth quarter levels and 23 percent higher than the prior-year period. Improved conditions in capital markets worldwide enabled Chase to take advantage of an attractive foreign exchange environment, as well as fixed income opportunities, particularly within non-Asian emerging markets.

     Investment banking activity produced $361 million in corporate finance and loan syndication fees, more than double the fees earned in the prior-year period. Results reflect significant activity in loan syndications, as well as the growing contribution of newer businesses such as high yield and investment grade underwriting and mergers and acquisitions. During the first quarter, Chase moved into the top ten in worldwide mergers and acquisitions advisory. Corporate lending revenues were lower in the quarter.

     Equity-related  investment  revenues  rose to a  record  $287  million,  75 percent higher than in the 1997 first quarter, marking a continuation of favorable private and public equity markets and Chase Capital Partner's accelerated pace of investment activities over the last several years.

     Revenues from global asset management and private banking rose nine percent, with fees from personal trust rising 11 percent from the prior-year level.

     Chase Bank of Texas revenues increased by 14 percent in the 1998 first quarter, with fee-based activities continuing to grow.

     Middle market banking revenues declined slightly.

------------------------------------------------------ ---------------------------------- ---------------------
CHASE TECHNOLOGY SOLUTIONS                                       First Quarter               Percent Change
------------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------------ ----------------- ---------------- ---------------------
In millions of dollars                                             1998             1997
------------------------------------------------------ ----------------- ---------------- ---------------------
    Global Services Revenues                                       $635             $560                   13%
    Cash Operating Earnings                                         119               97                   23%
    Shareholder Value Added                                          73               48                   52%
    Cash Return on Common Equity                                  34.5%            26.6%
------------------------------------------------------ ----------------- ---------------- ---------------------

Revenues for Global Services within Chase Technology Solutions rose 13 percent in the first quarter. Cash operating earnings increased by 23 percent. Shareholder value added rose by 52 percent.

     Revenue growth continued across the three business lines -- Chase Treasury Solutions, global investor services and global trust -- reflecting increased assets under trust and custody, as well as higher balance levels.

     Cash operating earnings for Global Services benefited from both higher revenues and ongoing productivity initiatives.

------------------------------------------------------ ---------------------------------- ---------------------
NATIONAL CONSUMER SERVICES                                       First Quarter               Percent Change
------------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------------ ----------------- ---------------- ---------------------
In millions of dollars                                             1998             1997
------------------------------------------------------ ----------------- ---------------- ---------------------
    Managed Revenues                                             $1,941           $1,786                    9%
    Cash Operating Earnings                                         287              270                    6%
    Shareholder Value Added                                          54               81                 (33%)
    Cash Return on Common Equity                                  16.1%            19.1%
------------------------------------------------------ ----------------- ---------------- ---------------------

National Consumer Services revenues grew by nine percent in the 1998 first quarter. Cash operating earnings rose to $287 million. Shareholder value added declined to $54 million from $81 million in the first quarter of 1997, reflecting increased capital allocation within National Consumer Services as a result of recent acquisitions.

     Credit card revenues rose 17 percent to $931 million in the first quarter, driven by 20 percent revenue growth in the domestic portfolio, which benefited from acquisitions and increased co-branded activities. These results were partially offset by the effect of the economic environment in Asia on Chase's international consumer businesses. Cash operating earnings increased 39 percent from prior-year levels.

     Regional consumer banking revenues rose two percent in the quarter. Cash operating earnings fell nine percent reflecting higher expenses related to systems integration and enhancements, particularly within Chase Bank of Texas' retail businesses.

     Home finance revenues in the quarter increased slightly from 1997 levels, excluding the impact of discontinued operations, as continued growth in mortgage originations was offset by the impact of greater refinancing activity. Cash operating earnings, on the same basis, rose by 14 percent.

     Revenues from diversified consumer services rose 11 percent in the first quarter. Cash operating earnings declined seven percent, reflecting higher expenses and provisioning associated with increased business volume.

Additional Financial Information

     The provision for credit losses was $344 million, compared with $220 million in the first quarter of 1997.

     Nonperforming assets at March 31, 1998 were $1.335 billion, compared with $1.018 billion on December 31, 1997 and $ 1.126 billion on March 31, 1997.

     Total nonperforming assets in Asia, including derivatives, increased by $161 million from year-end levels to $243 million at March 31, 1998. Asian commercial net charge-offs for the quarter were $92 million. Total exposure to Indonesia, Korea and Thailand was reduced by 26 percent to $7.5 billion at March 31, 1998 from $10.1 billion at December 31, 1997.

     Total managed consumer net charge-offs were $536 million in the 1998 first quarter, with $256 million related to assets retained on the balance sheet, compared with $420 million in the prior-year quarter, with $212 million related to assets retained on the balance sheet. First quarter 1998 figures reflect the effects of recent credit card portfolio acquisitions.

     Managed domestic credit card net charge-offs were 5.77 percent of average managed receivables, compared with 5.66 percent in the same 1997 period.

     Total commercial net charge-offs were $88 million, compared with net charge offs of $8 million in the first quarter of 1997.

     Total noninterest operating expenses were $2.610 billion in the 1998 first quarter, a ten percent increase from the prior-year quarter reflecting increased incentives related to higher Global Banking revenues.

Chase's news releases and quarterly financial results are available on the Internet at www.Chase.com.

                         THE CHASE MANHATTAN CORPORATION and Subsidiaries
                            SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                          (in millions, except per share and ratio data)

                                                                                Over/(Under)
As of or for the period ended                       1QTR98          1QTR97      1QTR97 - %
MANAGED OPERATING BASIS (a)
Managed Operating Revenue                           $4,909         $4,320         14%
Operating Noninterest Expenses                       2,610          2,364         10%
Credit Costs (b)                                       628            437         44%
Operating Net Income                                $1,053         $  949         11%

Cash Operating Earnings                             $1,091         $  976         12%
Shareholder Value Added (SVA)                          404            329         23%
Cash Return on Common Equity                          21.1%          20.2%

Operating Net Income Per Common Share:(c)
      Basic                                         $ 2.41         $ 2.08         16%
      Diluted                                         2.35           2.02         16%

Performance Ratios -(d)
Return on Average Common Equity                       20.3%          19.6%
Common Dividend Payout Ratio                            30             30
Efficiency Ratio                                        53             55

Selected Balance Sheet Items
Loans- Managed                                    $186,067       $170,060          9%
Total Assets - Managed                             383,838        354,516          8%

AS REPORTED BASIS
Revenues                                            $4,629         $4,150         12%
Noninterest Expense (Excluding Restructuring Costs)  2,614          2,417          8%
Restructuring Costs                                    521             30         NM
Provision for Credit Losses                            344            220         56%
Net Income                                          $  725          $ 927        (22%)

Net Income Per Common Share:  (c)
      Basic                                         $ 1.64          $2.02        (19%)
      Diluted                                         1.59           1.97        (19%)
Cash Dividends Declared                               0.72           0.62         16%
Book Value at Period End                             48.55          42.59         14%
Market Value at Period End                          134.88          93.88         44%

Basic Average Common Shares                          422.4          430.4
Average Common Shares Assuming Dilution              433.7          442.0
Common Shares at Period End                          425.8          428.3

Selected Balance Sheet Items
Loans                                             $167,944       $155,882          8%
Total Assets                                       365,715        340,338          7%
Deposits                                           196,096        176,030         11%
Total Stockholders' Equity                          22,041         20,742          6%


Capital Ratios - (e)
Tier I Risk- Based Capital Ratio                       8.0%(f)        8.4%
Total Risk-Based Capital Ratio                        11.8 (f)       12.0
Tier I Leverage                                        6.0            6.9

Full-Time Equivalent Employees                        70,259        67,877

(a) Excludes the impact of credit card securitizations, restructuring costs and special items.
(b)Includes provision for credit losses, foreclosed property expenses and charge-offs related to the securitized credit card portfolio.
(c) Effective December 31, 1997, Chase adopted SFAS 128 relating to the computation of earnings per share ("EPS"), which replaced primary EPS with basic EPS and fully-diluted EPS with diluted EPS. Prior period amounts have been restated.
(d) Performance ratios are based on annualized amounts.
(e) In the third quarter of 1997, Chase adopted the Federal Reserve Board's new guidelines for calculating market risk-adjusted capital. Prior period ratios have not been restated.
(f) Estimated
NM - Not meaningful
Unaudited

                          THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                       Lines of Business Results
                                     (in millions, except ratios)

                                                           National Consumer        Global Services
Three Months Ended                 Global Banking (a)          Services (a)          (Within CTS) (a)             Total (b)
  March 31,                          1998       1997        1998        1997        1998         1997        1998          1997
Managed Revenues                    $2,464     $2,129      $1,941      $1,786      $  635      $  560       $4,909        $4,320
Cash Operating Earnings                770        654         287         270         119          97        1,091           976
Average Common Equity               13,486     12,332       6,969       5,415       1,369       1,421       20,349        18,494
Average Assets (Managed)           278,140    249,581     104,928      91,009       9,526       9,123      394,302       352,382
Shareholder Value Added(SVA)           317        223          54          81          73          48          404           329
Cash Return on Common Equity(ROCE)    22.5%      20.4%       16.1%       19.1%       34.5%       26.6%        21.1%         20.2%
Efficiency Ratio (Managed)              46%        47%         50%         53%         71%         73%          53%           55%

                                                           GLOBAL BANKING
                                                         KEY FINANCIAL MEASURES

Three Months Ended
 March 31,                                           1998                                             1997
                                       -----------------------------------------     ------------------------------------------
                                                        Cash                                          Cash
                                       Managed        Operating      Efficiency       Managed       Operating       Efficiency
                                       Revenue         Earnings        Ratio          Revenue       Earnings        Ratio
Corporate Finance                       $  349        $   97              53%          $  155         $   11             88%
Corporate Lending                          365           120              29              379            135             27
                                          ----          ----                              ----          ----
  Total (c)                             $  714        $  217              40           $  534         $  146             45
Global Markets                             955           325              46              901            325             43
Chase Capital Partners                     269           149              11              137             72             16
Global Asset Management
     and Private Banking                   191            34              69              176             33             69
Middle Market                              199            46              53              209             56             45
Chase Bank of Texas N.A. (Consolidated)    376            94              59              330             77             62



                                                     NATIONAL CONSUMER SERVICES
                                                        KEY FINANCIAL MEASURES

Three Months Ended
    March 31,                                       1998                                             1997
                                      --------------------------------------        -------------------------------------
                                                    Cash                                             Cash
                                      Managed      Operating      Efficiency        Managed       Operating    Efficiency
                                      Revenue       Earnings       Ratio            Revenue         Earnings    Ratio
Cardmember Services                    $  931        $  111          35%            $  796         $   80         41%
Regional Consumer Banking(a)              567            84          72                558             92         71
Chase Home Finance                        246            66          52                250             62         52
Diversified Consumer Services (d)         183            25          57                165             27         55


     Notes:  As of January 1, 1998,  Chase has adopted  Shareholder  Value Added
(SVA) as its primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less an explicit charge for allocated capital. The methodology for the allocation of capital to businesses has also changed. The new method has resulted in an attribution of capital to the lines of business in excess of Chase's actual amount of common equity, as compared with an under- attribution of capital using the previous method. Prior periods have been restated to reflect the new capital allocation methodology.

(a) Only the global banking portion of Chase Bank of Texas, N.A. is reported in the total Global Banking line of business results. The consumer- and global services-related results for Chase Texas are reported as part of NCS and CTS lines of business results, respectively.
(b)Total column  includes  Corporate results.
(c)Represents  Total Global Investment  Banking and Corporate Lending.
(d)Insurance products managed within Diversified Consumer Services, but included for reporting purposes in Cardmember Services, Regional Consumer Banking, and Chase Home Finance, generated revenues of $29 million and $24 million in 1998 and 1997, respectively.
Unaudited

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                     MANAGED OPERATING INCOME RECONCILIATION
                                       (in millions, except per share data)

                                                      FIRST QUARTER 1998

                                                     CREDIT                       MANAGED
                                      REPORTED         CARD            SPECIAL    OPERATING
 EARNINGS                              RESULTS       SECURITIZATIONS    ITEMS        BASIS
Total Revenue                          $4,629           $ 280           $  -       $4,909
Noninterest Expense                     2,610              -               -        2,610
                                        -----           ------           -----     ------
Operating Margin                        2,019             280              -        2,299
Credit Costs                              348             280              -          628
                                        -----           -----            -----     ------
Income Before Restructuring Costs       1,671              -               -        1,671
Restructuring Costs                       521              -             (521)         -
                                        -----           -----            -----     ------
Income Before Taxes                     1,150              -              521       1,671
Tax Expense                               425              -              193         618
                                        -----           -----            ----      ------
Net Income                              $ 725           $  -            $ 328       $1,053
                                        =====           =====            ====      =======
NET INCOME PER COMMON SHARE
Basic                                  $ 1.64                                       $ 2.41
Diluted                                $ 1.59                                       $ 2.35

                                                       FIRST QUARTER 1997
                                                     CREDIT                        MANAGED
                                      REPORTED         CARD              SPECIAL   OPERATING
                                       RESULTS       SECURITIZATIONS       ITEMS     BASIS
EARNINGS
Total Revenue                          $4,150           $ 214           $ (44)      $4,320
Noninterest Expense                     2,414              -              (50)       2,364
                                        -----           -----            -----       -----
Operating Margin                        1,736             214               6        1,956
Credit Costs                              223             214               -          437
                                        -----           -----            -----       -----
Income Before Restructuring Costs       1,513              -                6        1,519
Restructuring Costs                        30              -              (30)         -
                                        -----           -----            -----       -----
Income Before Taxes                     1,483              -               36        1,519
Tax Expense                               556              -               14          570
                                        -----           -----            -----       -----
Net Income                              $ 927            $ -             $ 22        $ 949
                                        =====           =====            =====       =====
NET INCOME PER COMMON SHARE
Basic                                   $2.02                                        $2.08
Diluted                                 $1.97                                        $2.02


NOTES:
Reported results represent Chases's financial statements, except restructuring costs have been separately displayed and foreclosed property expense is included in credit costs.
Credit Card Securitizations column excludes the impact of credit card securitizations.
1998 special items include the $510 million pre-tax charge ($320 million after-tax) taken in connection with initiatives to streamline support functions and realign certain business functions, and residual costs of $11 million pre-tax; ($8 million after-tax) related to the merger restructuring charge.
1997 special items include a $44 million pre-tax gain from the sale of a partially-owned foreign investment and $50 million pre-tax charge for the accelerated vesting of stock-based awards.
Unaudited

                          THE CHASE MANHATTAN CORPORATION and Subsidiaries
                               CONSOLIDATED STATEMENT OF INCOME
                             (in millions, except per share data)

                                                                         Over/(Under)
                                                      1Qtr98   1Qtr97      QTR97 - %
INTEREST INCOME
Loans                                                 $3,405   $3,129        9%
Securities                                               889      722       23%
Trading Assets                                           676      626        8%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements                       671      559       20%
Deposits with Banks                                      152      106       43%
                                                       -----    -----
 Total Interest Income                                 5,793    5,142       13%
                                                       -----    -----
INTEREST EXPENSE
Deposits                                               1,815    1,515       20%
Short-Term and Other Borrowings                        1,509    1,302       16%
Long-Term Debt                                           305      257       19%
                                                       -----    -----
 Total Interest Expense                                3,629    3,074       18%
                                                       -----    -----
NET INTEREST INCOME                                    2,164    2,068        5%
Provision for Credit Losses                              344      220       56%
                                                       -----    -----
NET INTEREST INCOME
 AFTER PROVISION FOR CREDIT LOSSES                     1,820    1,848       (2%)
                                                       -----    -----
NONINTEREST REVENUE
Investment Banking Fees                                  361      176      105%
Trust, Custody and Investment Management Fees            348      310       12%
Credit Card Revenue                                      300      261       15%
Service Charges on Deposit Accounts                       91       91        --
Fees for Other Financial Services                        419      383        9%
Trading Revenue                                          480      405       19%
Securities Gains                                          83      101      (18%)
Revenue from Equity-Related Investments                  287      164       75%
Other Revenue                                             96      191      (50%)
                                                       -----    -----
 Total Noninterest Revenue                             2,465    2,082       18%
                                                       -----    -----
NONINTEREST EXPENSE
Salaries                                               1,254    1,124       12%
Employee Benefits                                        224      222        1%
Occupancy Expense                                        189      187        1%
Equipment Expense                                        209      190       10%
Other Expense                                            738      694        6%
                                                       -----    -----
 Total Noninterest Expense Before Restructuring Costs  2,614    2,417        8%
                                                       -----    -----
Restructuring Costs                                      521       30        NM
                                                       -----    -----
 Total Noninterest Expense                             3,135    2,447       28%
                                                       -----    -----
INCOME BEFORE INCOME TAX EXPENSE                       1,150    1,483      (22%)
Income Tax Expense                                       425      556      (24%)
                                                       -----    -----
NET INCOME                                             $ 725   $  927      (22%)
                                                       -----    -----
NET INCOME APPLICABLE TO COMMON STOCK                  $ 691   $  872      (21%)
                                                       -----    -----
NET INCOME PER COMMON SHARE:
 Basic                                                $ 1.64   $ 2.02      (19%)
 Diluted                                              $ 1.59   $ 1.97      (19%)

NM - Not meaningful
Certain amounts have been reclassified to conform to current presentation. Unaudited

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                              NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                                  (in millions)

                                                                                  Over(Under)
                                                         1QTR98        1QTR97     1QTR97 - %
NONINTEREST REVENUE
Fees for Other Financial Services:
 Fees in Lieu of Compensating Balances                   $  80          $  81        (1%)
 Commissions on Letters of Credit and Acceptances           74             72         3%
 Mortgage Servicing Fees                                    57             56         2%
 Loan Commitment Fees                                       38             27        41%
 Other Fees                                                170            147        16%
                                                         -----          -----
   Total                                                 $ 419          $ 383         9%
                                                         -----          -----
Trading-Related Revenue: (a)
 Interest Rate Contracts                                 $ 146          $ 183        (20%)
 Foreign Exchange Revenue                                  288            169         70%
 Debt Instruments and Other                                279            226         23%
                                                         -----          -----
   Total                                                 $ 713          $ 578         23%
                                                         -----          -----
Other Revenue:
 Residential Mortgage Origination/Sales Activities       $  52          $  31         68%
 Gains on Sale of Partially-Owned Investments                -             44         NM
 All Other Revenue                                          44            116        (62%)
                                                         -----          -----
  Total                                                  $  96          $ 191        (50%)
                                                         -----          -----
NONINTEREST EXPENSE
Other Expense:
Professional Services                                    $ 142          $ 133          7%
Marketing Expense                                           90            103        (13%)
Telecommunications                                          77             75          3%
Travel and Entertainment                                    52             51          2%
Amortization of Intangibles                                 61             41         49%
Minority Interest (b)                                       12             19        (37%)
Foreclosed Property Expense                                  4              3         33%
All Other                                                  300            269         12%
                                                         -----          -----
Total                                                    $ 738          $ 694          6%
                                                         -----          -----

(a)Includes net interest income attributable to trading activities.
(b)Includes minority interest related to the REIT of $11 million in each quarter.
NM - Not meaningful
Certain amounts have been reclassified to conform to current presentation. Unaudited

                           THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                      CONSOLIDATED BALANCE SHEET
                                             (in millions)


                                                                                          Over(Under)
                                                             March 31,       March 31,     March 31,
                                                              1998            1997         1997 - %
ASSETS
Cash and Due from Banks                                       $  14,906       $ 14,349        4%
Deposits with Banks                                               3,465          3,298        5%
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                            23,739         34,554      (31%)
Trading Assets:
    Debt and Equity Instruments                                  36,658         34,753        5%
    Risk Management Instruments                                  34,587         32,725        6%
Securities:
    Available-for-Sale                                           57,108         40,372       41%
    Held-to-Maturity                                              2,711          3,603      (25%)
Loans                                                           167,944        155,882        8%
Allowance for Credit Losses                                      (3,622)        (3,550)       2%
                                                                 -------        -------
Net Loans                                                       164,322        152,332        8%
Premises and Equipment                                            3,841          3,640        6%
Due from Customers on Acceptances                                 1,398          2,280      (39%)
Accrued Interest Receivable                                       2,873          3,215      (11%)
Other Assets                                                     20,107         15,217       32%
                                                              ---------       --------
    TOTAL ASSETS                                              $ 365,715       $340,338        7%
                                                              ---------       --------
LIABILITIES
Deposits:
  Domestic:
   Noninterest-Bearing                                        $  45,091       $ 39,932       13%
   Interest-Bearing                                              77,373         66,685       16%
  Foreign:
   Noninterest-Bearing                                            3,289          4,066      (19%)
   Interest-Bearing                                              70,343         65,347        8%
                                                                -------        -------
Total Deposits                                                  196,096        176,030       11%
Federal Funds Purchased and Securities
   Sold Under Repurchase Agreements                              55,715         55,939        --
Commercial Paper                                                  5,125          3,780       36%
Other Borrowed Funds                                              6,503          7,819      (17%)
Acceptances Outstanding                                           1,398          2,280      (39%)
Trading Liabilities                                              48,411         46,147        5%
Accounts Payable, Accrued Expenses and Other Liabilities         13,581         13,242        3%
Long-Term Debt                                                   14,355         12,419       16%
Guaranteed Preferred Beneficial Interests in Corporation's
  Junior Subordinated Deferrable Interest Debentures              1,940          1,390       40%
                                                                -------        -------
    TOTAL LIABILITIES                                           343,124        319,046        8%
                                                                -------        -------
PREFERRED STOCK OF SUBSIDIARY                                       550            550       --


STOCKHOLDERS' EQUITY
Preferred Stock                                                   1,368          2,500      (45%)
Common Stock                                                        441            441        --
Capital Surplus                                                  10,141         10,299       (2%)
Retained Earnings                                                11,471          9,217       24%
Accumulated Other Comprehensive Income                              134           (541)      NM
Treasury Stock, at Cost                                          (1,514)        (1,174)      29%
                                                              ---------      ---------
    TOTAL STOCKHOLDERS' EQUITY                                   22,041         20,742        6%
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY          ---------      ---------
        AND STOCKHOLDERS' EQUITY                              $ 365,715      $ 340,338        7%
                                                              ---------      ---------

NM - Not meaningful
Certain amounts have been reclassified to conform to current presentation. See Statement of Changes in Stockholders' Equity on the following page.
Unaudited
                                                      11

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                        CONSOLIDATED STATEMENT OF CHANGES
                                             IN STOCKHOLDERS' EQUITY
                                                  (in millions)


                                                       1QTR98            1QTR97
Preferred Stock:
Balance at Beginning of Year                              $  1,740      $  2,650
Redemption of Stock                                           (372)         (150)
                                                          --------      ---------
Balance at End of Period                                  $  1,368      $  2,500
                                                          --------      ---------
Common Stock:
                                                          --------      ---------
Balance at Beginning and End of Period                    $    441      $    441
                                                          --------      ---------
Capital Surplus:
Balance at Beginning of Year                              $ 10,360      $ 10,459
Shares Issued and Commitments to Issue Common Stock
 for Employee Stock-Based Awards and Related Tax Effects      (219)         (160)
                                                          ---------     ---------
Balance at End of Period                                  $ 10,141      $ 10,299
                                                          ---------     ---------
Retained Earnings:
Balance at Beginning of Year                              $11,086       $  8,610
Net Income                                                    725            927
Cash Dividends Declared:
   Preferred Stock                                            (34)           (55)
   Common Stock                                              (306)          (265)
                                                          --------       --------
Balance at End of Period                                  $11,471        $ 9,217
                                                          --------       --------
Accumulated Other Comprehensive Income:(a)
Balance at Beginning of Year                              $   112        $  (271)
Other Comprehensive Income                                     22           (270)
                                                          -------        --------
Balance at End of Period                                  $   134        $  (541)
                                                          -------         -------
Common Stock in Treasury, at Cost:
Balance at Beginning of Year                              $(1,997)       $  (895)
Purchase of Treasury Stock                                    (73)          (609)
Reissuance of Treasury Stock                                  556            330
                                                          --------       --------
Balance at End of Period                                  $(1,514)       $(1,174)
                                                          --------       --------
Total Stockholders' Equity                                $22,041        $20,742
                                                          --------       --------
Comprehensive Income:(a)
Net Income                                                 $  725        $   927
Other Comprehensive Income                                     22           (270)
                                                           -------       --------
Comprehensive Income                                       $  747        $   657
                                                           -------       --------

(a) Effective with the first quarter 1998, Chase adopted SFAS 130, which defines and establishes the standards for reporting comprehensive income. Comprehensive income for Chase includes net income as well as the change in unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments.

Prior period amounts have been reclassified to conform to the current presentation.
Unaudited

                                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                 CREDIT RELATED INFORMATION
                                                      (in millions)

                                                                                      Over/(Under)
                                         March 31, 1998          March 31, 1997       March 31, 1997 - %
LOANS OUTSTANDING
CONSUMER
Domestic Consumer:
 1-4 Family Residential Mortgages          $ 42,629              $   36,586                17%
 Credit Card                                 13,268                  11,145                19%
 Other Consumer                              22,224                  21,020                 6%
                                             ------                  ------
 Total Domestic Consumer                     78,121                  68,751                14%
 Total Foreign Consumer                       4,017                   3,286                22%
                                             ------                  ------
 Total Consumer                              82,138                  72,037                14%
                                             ------                  ------
COMMERCIAL
Domestic Commercial:
 Commercial and Industrial                   43,600                  42,484                 3%
 Commercial Real Estate                       4,948                   5,751               (14%)
                                             ------                  ------
Total Domestic Commercial                    48,548                  48,235                 1%
Total Foreign Commercial                     37,258                  35,610                 5%
                                             ------                  ------
Total Commercial                             85,806                  83,845                 2%
                                           --------                --------
Total Loans                                $167,944                $155,882                 8%
                                           --------                --------
NONPERFORMING ASSETS
CONSUMER
Domestic Consumer:
 1-4 Family Residential Mortgages          $    376                $    267                41%
 Credit Card                                     --                      --                 NM
 Other Consumer                                  29                      36               (19%)
                                             ------                 -------
Total Domestic Consumer                         405                     303                34%
Total Foreign Consumer                           22                      18                22%
                                             ------                 -------
Total Consumer                                  427                     321                33%
                                             ------                 -------
COMMERCIAL
Domestic Commercial:
 Commercial and Industrial                      368                     368                 --
 Commercial Real Estate                          66                     206               (68%)
                                              ------                  ------
Total Domestic Commercial                       434                     574               (24%)
Total Foreign Commercial                        304                     103                 NM
                                              ------                  ------
Total Commercial                                738                     677                 9%
                                              ------                  ------
Total Nonperforming Loans                     1,165                     998                17%
                                              ------                  ------
Derivative and Foreign Exchange Contracts        40                      --                 NM
Assets Acquired as Loan Satisfactions           130                     128                 2%
                                              ------                  ------
Total Nonperforming Assets                  $ 1,335                 $ 1,126                19%
                                              ------                  ------
NET CHARGE-OFFS
CONSUMER
Domestic Consumer:
 1-4 Family Residential Mortgages           $    10                 $     7                43%
 Credit Card                                    179                     150                19%
 Other Consumer                                  64                      52                23%
                                             ------                   ------
Total Domestic Consumer                         253                     209                21%
Total Foreign Consumer                            3                       3                --
                                             ------                   ------
Total Consumer                                  256                     212                21%
                                             ------                   ------
COMMERCIAL
Domestic Commercial:
 Commercial and Industrial                        9                      14               (36%)
 Commercial Real Estate                          (3)                     (4)              (25%)
                                              ------                  ------
Total Domestic Commercial                         6                      10               (40%)
Total Foreign Commercial                         82                      (2)                NM
                                              ------                  ------
Total Commercial                                 88                       8                 NM
                                              ------                  ------
Total Net Charge-offs                       $   344 (a)             $   220                56%
                                              ------                  ------

 (a) Includes net charge-offs related to derivative and foreign exchange contracts of $12 million.
 NM - Not meaningful
 Unaudited

                      THE CHASE MANHATTAN CORPORATION and Subsidiaries
                        CREDIT RELATED INFORMATION (Continued)






                                                        As of or For The
                                                       Three Months Ended
                                                            March 31,
 MANAGED CREDIT CARD PORTFOLIO:                       1998               1997
  (in millions, except ratios)
Average Managed Credit Card Receivables             $31,835           $25,318
Past Due 90 Days & Over and Accruing                $   649           $   622
 As a Percentage of Average Credit Card Receivables    2.04%             2.46%
Net Charge-offs                                     $   459           $   358
 As a Percentage of Average Credit Card Receivables    5.77%             5.66%


                                        SELECTED ASIAN COUNTRY EXPOSURE
                                               (in billions)
                                                                                      Total
                                           Lending-                Foreign            Cross-
                                           Related             Exchange and           Border
At March 31, 1998 (a)                    and Other (b)         Derivatives (c)        Exposure
Korea                                      $ 2.9                  $ 0.9               $ 3.8
Hong Kong                                    2.5                    0.4                 2.9
Indonesia                                    1.5                    0.5                 2.0
Thailand                                     1.3                    0.4                 1.7
Singapore                                    1.2                    0.4                 1.6
Philippines                                  1.1                      -                 1.1
Other (d)                                    2.3                    0.3                 2.6
                                           -----                  -----               -----
 Total Selected Countries                  $12.8                  $ 2.9               $15.7
                                           -----                  -----               -----
                                                                                      Total
                                           Lending-               Foreign             Cross-
                                           Related             Exchange and           Border
At December 31, 1997                     and Other (b)         Derivatives (c)        Exposure
Korea                                      $ 3.4                  $ 2.0               $ 5.4
Hong Kong                                    3.1                    0.5                 3.6
Indonesia                                    1.8                    0.8                 2.6
Thailand                                     1.5                    0.6                 2.1
Singapore                                    1.2                    0.6                 1.8
Philippines                                  1.1                     -                  1.1
Other (d)                                    2.6                    0.3                 2.9
                                           -----                  -----               -----
 Total Selected Countries                  $14.7                  $ 4.8               $19.5
                                           -----                  -----               -----

(a) Estimated
(b)Includes loans and accrued interest, interest-bearing deposits with banks, trading assets, acceptances, other monetary assets, issued letters of credit, undrawn commitments to extend credit and local currency assets net of local currency liabilities.
(c) Foreign exchange largely represents the mark-to-market exposure of spot and forward contracts. Derivatives largely represent the mark-to-market exposure of risk management instruments. Mark-to-market exposure is a measure, at a point in time, of the value of a foreign exchange or derivative contract in the open market. The impact of legally enforceable master netting agreements on these foreign exchange and derivative contracts reduced exposure by $0.9 billion.
(d) Includes Malaysia, China, Taiwan and India.
 Unaudited

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
               Condensed Average Consolidated Balance Sheet, Interest and Rates
                          (Taxable-Equivalent Interest and Rates; in millions)


                                                   Three Months Ended                     Three Months Ended
                                                   March 31, 1998                            March 31, 1997
                                             Average                    Rate         Average                   Rate
                                             Balance     Interest    (Annualized)    Balance     Interest      (Annualized)
ASSETS
Liquid Interest-Earning Assets               $75,372      $1,499        8.07%       $ 72,778     $1,291          7.19%
Securities                                    55,587         894        6.52%         43,547        726          6.76%
Loans                                        170,491       3,405        8.10%        153,030      3,131          8.30%
                                             -------       -----                    --------      -----
Total Interest-Earning Assets                301,450       5,798        7.80%        269,355      5,148          7.75%
Noninterest-Earning Assets                    76,142                                  69,914
                                             -------                                --------
   Total Assets                             $377,592                                $339,269
                                            --------                                --------
LIABILITIES
Interest-Bearing Deposits                   $151,310       1,815        4.86%       $132,121      1,515          4.65%
Short-Term and Long-Term Debt                105,582       1,814        6.97%         94,658      1,559          6.68%
                                            --------       -----                    --------      -----
Total Interest-Bearing Liabilities           256,892       3,629        5.73%        226,779      3,074          5.50%
Noninterest-Bearing Deposits                  44,566                                  40,897
Other Noninterest-Bearing Liabilities         53,555                                  49,901
                                             -------                                 -------
    Total Liabilities                        355,013                                 317,577
                                             -------                                 -------
PREFERRED STOCK OF SUBSIDIARY                    550                                     550
STOCKHOLDERS' EQUITY                         -------                                 -------
Preferred Stock                                1,680                                   2,648
Common Stockholders' Equity                   20,349                                  18,494
                                             -------                                 -------
  Total Stockholders' Equity                  22,029                                  21,142
 Total Liabilities, Preferred Stock of       -------                                 -------
  Subsidiary and Stockholders' Equity       $377,592                                $339,269
INTEREST RATE SPREAD                        --------                    2.07%       --------                     2.25%
NET INTEREST INCOME AND NET YIELD                                       -----                                    -----
 ON INTEREST-EARNING ASSETS                               $2,169        2.92%                    $2,074          3.12%
NET INTEREST INCOME AND NET YIELD                         ------        -----                    ------          -----
 ON INTEREST-EARNING ASSETS-
 MANAGED BASIS (a)                                        $2,517        3.20%                    $2,372          3.40%
                                                          ------        -----                    ------          -----



(a) Excludes the impact of the credit card securitizations.
 Unaudited